Exhibit 10.2

THIS DOCUMENT PREPARED BY:

Original Mortgage Reference:
A. Michelle Willis, Esq.	Mortgage, Assignment of Leases
Troutman Sanders LLP	and Rents, Security Agreement and
600 Peachtree Street, NE	Fixture Filing recorded 9/27/2006
Atlanta, Georgia 30308	as Document Number 4310329,
Hennepin County, Minnesota

SECOND AMENDMENT TO MORTGAGE,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THIS IS A MORTGAGE AMENDMENT, AS DEFINED IN MINNESOTA STATUTES SECTION 287.01, SUBDIVISION 2, AND AS SUCH IT DOES NOT SECURE A NEW OR INCREASED AMOUNT OF DEBT.

This Second Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Amendment”) is made and entered into as of September 30, 2009, by and between WELLS VAF – 6000 Nathan Lane, LLC, a Delaware limited liability company, whose address is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092 (“Mortgagor”), and BANK OF AMERICA, N.A., a national banking association (as successor by merger to LaSalle Bank National Association), whose place of business is Bank of America Plaza, Suite 600, 600 Peachtree Street, N.E., Atlanta, Georgia 30308, Attn: Commercial Real Estate Banking (“Administrative Agent”);

W I T N E S S E T H :

WHEREAS, Administrative Agent, certain other financial institutions from time to time party thereto (“Lenders”), and Wells Mid Horizon Value Added Fund I, LLC, a Georgia limited liability company (“Borrower”), Borrower have entered into that certain Credit Agreement dated as of June 30, 2006, as amended by that certain First Consolidated Amendatory Agreement dated as of November 21, 2008, by and between Administrative Agent and Borrower, as further amended by that certain Second Consolidated Amendatory Agreement dated as of June 30, 2009, by and between Administrative Agent and Borrower and is being amended contemporaneously herewith by the Third Consolidated Amendatory Agreement, as hereinafter defined (as amended and as it may hereafter be further amended, modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Credit Agreement”), which Credit Agreement sets forth the terms and conditions of a loan from Administrative Agent and Lenders to Borrower in an amount up to Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the “Loan”);

WHEREAS, the Loan is evidenced by that certain Note dated as of June 30, 2009 and, potentially, certain additional Notes upon and of such other date that any additional financial institution becomes a Lender under the Credit Agreement, executed by Borrower and payable to the order of each Lender in the aggregate principal face amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (such notes, as they may hereafter be renewed, extended, supplemented, increased or modified in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, are hereinafter collectively called the “Note”);

WHEREAS, to secure the Loan, inter alia, Mortgagor made, executed, and delivered to Administrative Agent for the benefit of Lenders that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of September 20, 2006, and recorded September 27, 2006, as Document Number 4310329, Hennepin County, Minnesota records, as amended by that certain First Amendment to Mortgage Assignment of Leases and Rents Security Agreement and Fixture Filing dated as of June 30, 2009, and recorded July 28, 2009, as Documents Number T4667329, aforesaid records (as so amended, and as it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other security instruments given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, is herein called the “Mortgage”; the Credit Agreement, the Note, the Mortgage and all other documents executed in connection with the Loan collectively the “Loan Documents”), granting Administrative Agent a lien on certain real property owned by Mortgagor as described therein (the “Property”);

WHEREAS, the Loan will mature on September 30, 2009, and Borrower has requested that Administrative Agent and Lenders extend the maturity date and make certain other amendments to the Loan Documents, and Administrative Agent, Lenders and Borrower are contemporaneously herewith entering into that certain Third Consolidated Amendatory Agreement dated on or about the date hereof to effect said extension and other modifications (the “Third Amendment”); and

WHEREAS, Administrative Agent and Lenders have agreed to amend the Mortgage as hereinafter provided.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and the sum of Ten and No/100 Dollars ($10.00), paid in hand by each party to the other, the receipt, adequacy and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

1.        Amendment of Mortgage. Section 39(e) of the Mortgage is hereby amended by deleting the date “September 30, 2009” and by inserting the date “November 30, 2009” in place and in stead thereof.

2.        Amendment of Loan Documents. The Mortgage is further amended hereby such that all references therein to the “Mortgage” shall be deemed to include all amendments and modifications thereto (including, without limitation, this Amendment), as may now exist or as may be hereafter executed by Mortgagor and Administrative Agent.

3.        Relationship of Mortgagor and Borrower. Mortgagor acknowledges that it is a wholly owned subsidiary of Borrower. Mortgagor further acknowledges that it received a material and substantial benefit by entering into the Mortgage, and is receiving a material and substantial benefit from the extension of the maturity of the Credit Agreement, because Borrower made funds available to Mortgagor for the purchase of the Property and without the granting of the Mortgage to Administrative Agent said funds would not have been available to Borrower, and accordingly, Mortgagor acknowledges and agrees that the Mortgage was at the time made supported by reasonable and adequate consideration. Further, Mortgagor did not intend to defraud any of its creditors by execution and delivery of the Mortgage. Mortgagor was not insolvent, and Mortgagor was not rendered insolvent by virtue of such Mortgage. Mortgagor entered into the Mortgage, and is consenting hereby to the Third Amendment, after a determination by Mortgagor that, in its opinion, the fair market value of the benefits to be derived by it from such execution of the Mortgage and the extension of maturity effected by the Third Amendment equaled or exceeded the cost and expense incurred by Mortgagor under or in connection with the Mortgage.

4.        Consent to Third Amendment and Waivers. Mortgagor consents to the Third Amendment and acknowledges that the term of the Credit Agreement is extended thereby.

5.        Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument; and any signature page from any such counterpart or any electronic facsimile thereof may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

7.        Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

8.        Binding; Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

9.        Ratification. The Loan Documents, as amended herein and by the Second Amendment, remain in full force and effect in accordance with their respective terms, and Mortgagor and Administrative Agent hereby ratify and affirm the same. Mortgagor acknowledges that it is fully obligated under the terms of the Mortgage, that it has no offsets or defenses with respect to its obligations thereunder, and that it has no claims or counterclaims against Administrative Agent or any of the Lenders, whether related to the Loan or otherwise.

10.        No Novation. Borrower, Administrative Agent, and Lenders hereby agree that nothing herein or in the other Loan Documents, as modified hereby, shall in any way waive Administrative Agent’s or Lenders’ rights, powers or remedies under the Loan Documents; (ii) shall in any way limit, impair or prejudice Administrative Agent or Lenders from exercising any past, present or future right, power or remedy from and after the date hereof under the Loan Documents; and (iii) shall not constitute or be deemed to be a novation of the indebtedness evidenced and secured by the Loan Documents.

11.    Incorporation of Recitals. The recitals set forth at the beginning of this Amendment are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Amendment.

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IN WITNESS WHEREOF, Mortgagor and Administrative Agent have executed and sealed this Amendment as of the day and year first above written.

MORTGAGOR:

WELLS VAF – 6000 NATHAN LANE, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its Sole Member

	By:	Wells Investment Management Company, LLC, its Manager

	By:	/s/ Kevin A. Hoover
Kevin A. Hoover
President

STATE OF Georgia )
) SS.
COUNTY OF Gwinnett )

I, Vanessa Harris and for said County, in the State aforesaid, do hereby certify that Kevin A. Hoover, the President of Wells Investment Management Company, LLC, a Georgia limited liability company, the Manager of Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, the sole member of Wells VAF-6000 Nathan Lane, LLC, a Delaware limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said officer, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this 30 day of September, 2009.

/s/ Vanessa Harris
NOTARY PUBLIC

My Commission Expires:

January 22, 2011

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., a national banking association (as successor by merger to LaSalle Bank National Association), as Administrative Agent

By:	Lissette Rivera-Pauley
Lissette Rivera-Pauley
Vice President
[BANK SEAL]

STATE OF Georgia )
) SS.
COUNTY OF Newton )

I, Joan C. Martin and for said County, in the State aforesaid, do hereby certify that Lissette Rivera-Pauley, the Vice Pres of Bank of America, N.A., a national banking association, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said officer, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this 30th day of Sept, 2009.

/s/ Joan C. Martin
NOTARY PUBLIC

My Commission Expires:

August 31, 2011